EXHIBIT 10.3

AMBIT BIOSCIENCES CORPORATION

RESTRICTED STOCK UNIT GRANT NOTICE

(2014 LONG TERM INCENTIVE PROGRAM UNDER THE 2013 EQUITY INCENTIVE PLAN)

Ambit Biosciences Corporation (the “Company”) hereby awards to Participant the number of restricted stock units specified and on the terms set forth below (the “Award”).  The Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2013 Equity Incentive Plan (the “Plan”), the Restricted Stock Unit Agreement, to which a copy of this Grant Notice is attached (the “Award Agreement”) and the Company’s 2014 Long Term Incentive Program (the “LTIP”), all of which are attached hereto and incorporated herein in their entirety.  Capitalized terms not explicitly defined herein but defined in the Plan, Award Agreement or LTIP shall have the meanings set forth in the Plan, Award Agreement or LTIP, as applicable.  In the event of any conflict between the terms of this Grant Notice, the Award Agreement and the Plan or the LTIP, the terms of the Plan or the LTIP, as applicable, shall control.

Participant:
Date of Grant:
Vesting Commencement Date:	See below
Number of Restricted Stock Units:
Consideration:	Participant’s Services

Vesting Schedule:

One-third (1/3) of the restricted stock units will commence vesting upon Certification (as defined in the LTIP) that a Performance Goal has been achieved for the first time, as further described in the LTIP. The restricted stock units that commence vesting upon such Certification will vest in three equal installments on each of the first, second and third anniversaries of the date of first achievement of such Performance Goal, subject to the Participant’s Continuous Service through each vesting date and subject to potential acceleration as described in the LTIP.

Issuance Schedule:

One share of Common Stock (or its cash equivalent, at the discretion of the Company) will be issued for each restricted stock unit which vests at the time set forth in Section 6 of the Award Agreement.

Termination:

If a Performance Goal is not achieved during the Performance Period (as defined in the LTIP), the portion of the Award that would otherwise have vested upon achieving such Performance Goal shall be terminated immediately as of the end of the Performance Period. In addition, upon termination of the Participant’s Continuous Service for any reason, the Award will terminate immediately, except for any portion of the Award that has vested (or is Unvested Consideration) as of the date of the Participant’s termination of Continuous Service.

Additional Terms/Acknowledgements:  The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Award Agreement, the Plan prospectus, the Plan and the LTIP.  Participant further acknowledges that as of the Date of Grant specified above, this Restricted Stock Unit Grant Notice, the Award Agreement, the Plan and the LTIP set forth the entire understanding between Participant and the Company regarding the Award and supersedes all prior oral and written agreements on that subject, with the exception of (i) only to the extent described in Section 11 of the Award Agreement, any written employment or severance arrangement that would provide for vesting acceleration of the Award upon the terms and conditions set forth therein, and (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.  By accepting this Award, the undersigned Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

AMBIT BIOSCIENCES CORPORATION	PARTICIPANT:

By:
Signature	Signature

Title:	Date:

Date:

ATTACHMENTS:                                       Restricted Stock Unit Agreement, 2012 Equity Incentive Plan, LTIP

AMBIT BIOSCIENCES CORPORATION

(2014 LONG TERM INCENTIVE PROGRAM UNDER THE 2013 EQUITY INCENTIVE PLAN)

RESTRICTED STOCK UNIT AGREEMENT

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Agreement (the “Award Agreement”) and in consideration of your services, Ambit Biosciences Corporation (the “Company”) has awarded you a Restricted Stock Unit Award (the “Award”) pursuant to its 2014 Long Term Incentive Program (the “LTIP”) under its 2013 Equity Incentive Plan (the “Plan”) for the number of restricted stock units set forth on the Grant Notice.  Capitalized terms not explicitly defined in this Award Agreement shall have the same meanings given to them in the Plan, Grant Notice, or LTIP as applicable.

The details of your Award, in addition to those set forth in the Grant Notice, the Plan and the LTIP, are as follows.

1.                                      GRANT OF THE AWARD.  This Award represents your right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units indicated in the Grant Notice (the “Stock Units”) upon the occurrence of certain performance goals and contingencies as described in the LTIP, the Grant Notice and this Award Agreement.  As of the Date of Grant specified in the Grant Notice, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of Stock Units subject to the Award.  This Award was granted in consideration of your services to the Company.  Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past and future services to the Company) with respect to your receipt of the Award, the vesting of the Stock Units or the delivery of the Common Stock to be issued in respect of the Award. Notwithstanding the foregoing, the Company reserves the right to issue you the cash equivalent of Fair Market Value of the Common Stock, in part or in full satisfaction of the delivery of Common Stock upon vesting of your Stock Units, and, to the extent applicable, references in this Award Agreement and the Grant Notice to Common Stock issuable in connection with your Stock Units will include the potential issuance of its cash equivalent pursuant to such right.

2.                                      VESTING.   Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service for any reason.  Upon such termination of your Continuous Service, the Stock Units credited to the Account that were not vested on the date of such termination (other than Unvested Consideration, as defined in the LTIP) will be forfeited at no cost to the Company and you will have no further right, title or interest in such Stock Units or the shares of Common Stock to be issued in respect of such portion of the Award.

3.                                      NUMBER OF STOCK UNITS AND SHARES OF COMMON STOCK.

(a)                                 The number of Stock Units subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

(b)                                 Any additional Stock Units that become subject to the Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Stock Units covered by your Award.

(c)                                  Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 3.  The Board shall, in its discretion, determine an equivalent benefit for any fractional shares or fractional shares that might be created by the adjustments referred to in this Section 3.

4.                                      SECURITIES LAW COMPLIANCE.  You may not be issued any shares of Common Stock in respect of your Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5.                                      TRANSFER RESTRICTIONS.  Your Award is not transferable, except by will or by the laws of descent and distribution or as otherwise permitted by the Board or a committee thereof.  In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of Common Stock subject to the Award until the shares are issued to you in accordance with Section 6 of this Award Agreement.  After the shares have been issued to you, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, any applicable Company policies (including, but not limited to, insider trading and window period policies) and applicable securities laws.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Common Stock to which you were entitled at the time of your death pursuant to this Award Agreement.

6.                                      DATE OF ISSUANCE.

(a)                                 Subject to the satisfaction of the Withholding Taxes set forth in Section 10 of this Award Agreement, in the event one or more Stock Units vests, the Company will issue to you, on the applicable vesting date, one share of Common Stock for each Stock Unit that vests, provided that if such date falls on a date that is not a business day, delivery will instead occur on the next following business day.

(b)                                 Notwithstanding the foregoing, in the event that (i) any shares covered by your Award are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur: (A) during an open “window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities (the “Policy”), (B) on a day on which you are permitted to sell shares of Common Stock pursuant to a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act, as determined by the Company in accordance with the Policy, or (C) on a date when you are otherwise permitted to sell shares of Common Stock on the open market, and (ii) prior to the Original Distribution Date (A) the Company elects not to satisfy its tax withholding obligations by withholding shares from your distribution, (B) the Company elects not to permit you to sell shares of Common Stock issued in respect of the Award in an amount determined necessary to satisfy the Withholding Taxes and allow a registered broker-dealer that is a FINRA Dealer (as defined in Section 10 below) to remit the cash proceeds of such sale to the Company in a manner that complies with the requirements of Rule 10b5-1 under the Exchange Act, and (C) the Company does not permit you, and you do not elect, prior to the Original Distribution Date, to pay the Withholding Taxes in cash or from other compensation otherwise payable to you by the Company, then such shares will not be delivered on such Original Distribution Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market, but in no event later than the date that is the 15th day of the third calendar month of the year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

(c)                                  Delivery of the shares pursuant to the provisions of this Section 6 is intended to comply with the requirements for the short-term deferral exemption available under Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such manner.

(d)                                 If the Company elects to issue you cash in part or in full satisfaction of the shares of Common Stock issuable upon vesting of your Stock Units, then the foregoing provisions of this Section 6 will not apply and such cash will be paid to you in a lump sum at any time on after the vesting date of your Stock Units, but in no event later than the 15th day of the third calendar month of the year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

7.                                      DIVIDENDS.  You shall receive no adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.

8.                                      RESTRICTIVE LEGENDS.  The shares issued in respect of your Award shall be endorsed with appropriate legends determined by the Company.

9.                                      AWARD NOT A SERVICE CONTRACT.

(a)                                 Your Continuous Service with the Company or an Affiliate is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice.  Nothing in this Award Agreement (including, but not limited to, the vesting of your Award pursuant to the schedule set forth in the Grant Notice or the issuance of the shares in respect of your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Award Agreement or the Plan shall:  (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or any Affiliate; (ii) constitute any promise or commitment by the Company or any Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Award Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Award Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

(b)                                 By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the vesting schedule provided in the Grant Notice is earned only by continuing as an employee, director or consultant at the will of the Company (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”).  You further acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Award Agreement, including but not limited to, the termination of the right to continue vesting in the Award.  You further acknowledge and agree that this Award Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Award Agreement, for any period, or at all, and shall not interfere in any way with your right or the Company’s right to terminate your Continuous Service at any time, with or without cause and with or without notice.

10.                               WITHHOLDING OBLIGATIONS.

(a)                                 On or before the time you receive a distribution of the shares of Common Stock or other consideration subject to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Common Stock or other consideration issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with your Award (the “Withholding Taxes”).  Additionally, the Company may, in its sole discretion to the extent permitted by law, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; (iii) permitting or requiring you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be delivered in connection with your Stock Units to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates; or (iv) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued to pursuant to Section 6) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and provided further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, such share withholding procedure shall be subject to the express prior approval of the Board or a duly authorized committee thereof.

(b)                                 Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock or other consideration pursuant to this Award.

(c)                                  In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

11.                               Treatment upon a Change in Control/Termination Event.  If any written employment agreement, offer letter or other agreement between you and the Company provides for acceleration of your outstanding equity awards, including this Award, upon or in connection with a Change in Control and/or upon your termination of Continuous Service, then with respect solely to this Award, such acceleration shall only apply with respect to the portion of your Award (if any) which has commenced vesting as of the time of such Change in Control or termination (as applicable).

12.                               UNSECURED OBLIGATION.  Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares pursuant to this Award Agreement.  You shall not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Award Agreement until such shares are issued to you pursuant to Section 6 of this Award Agreement.  Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company.  Nothing contained in this Award Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

13.                               OTHER DOCUMENTS.  You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus.  In addition, you acknowledge receipt of the Company’s policy permitting officers, directors and other specified individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

14.                               NOTICES.  Any notices provided for in your Award or the Plan shall be given in writing (including electronically) and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.  Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means.  By accepting this Award you consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15.                               GOVERNING PLAN DOCUMENT.  Your Award is subject to all the provisions of the Plan and the LTIP, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  Except as expressly provided in this Award Agreement, in the event of any conflict between the provisions of your Award and those of the Plan or the LTIP, the provisions of the Plan or the LTIP, as applicable, shall control.  In addition, your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd—Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.

16.                               OTHER DOCUMENTS.  You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus.  In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

17.                               SEVERABILITY.  If all or any part of this Award Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Award Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

18.                               EFFECT ON OTHER EMPLOYEE BENEFIT PLANS.  The value of the Award subject to this Award Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

19.                               AMENDMENT.  This Award Agreement may be modified, amended or terminated as set forth in the LTIP.

20.                               NO OBLIGATION TO MINIMIZE TAXES.  The Company has no duty or obligation to minimize the tax consequences to you of this Award and will not be liable to you for any adverse tax consequences to you arising in connection with this Award.  You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

21.                               MISCELLANEOUS.

(a)                                 The rights and obligations of the Company under this Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b)                                 You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)                                  You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

(d)                                 This Award Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)                                  All obligations of the Company under the Plan and this Award Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

*                                         *                                         *

This Award Agreement will be deemed to be signed by you upon the signing by you of the Grant Notice to which it is attached.